Exhibit 23 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 033-63489 and No. 333-141905 on Form S-8 of Intel Corporation of our report dated June 13, 2024 appearing in this Annual Report on Form 11-K of Intel 401(k) Savings Plan for the year ended December 31, 2023. /s/ Crowe LLP Oak Brook, Illinois June 13, 2024